                                  EXHIBIT 10(D)

                        SURVIVING STOCKHOLDERS AGREEMENT



     This Surviving Stockholders Agreement entered into on April     , 1995 by
and among Quantic Industries, Inc. (the "Company"), James S. Fetherston ("Fetherston"), Charles G. Davis, Jr., individually and as trustee ("Davis"), Robert M. Valenti ("Valenti"), William David Fahey ("Fahey"), Craig Bambrough ("Bambrough"), Myles H. Kitchen ("Kitchen"), Kenneth E. Willis ("Willis"), Robert P. Coler ("Coler") (Valenti, Fahey, Bambrough, Kitchen, Willis and Coler together, "Management"), and Energy Absorption Systems, Inc. ("Energy"). All of the parties hereto are sometimes referred to collectively as the "Parties."

     As the result of a merger effective this date, the Company has 2,000,000 shares of one class of common stock, $.01 par value ("Shares"), authorized for issuance pursuant to a Certificate of Merger in the form attached hereto as Exhibit A, and the Company's By-Laws are in the form attached hereto at Exhibit B.

     As a result of said merger, all of the outstanding Shares of the Company are owned of record and beneficially by the Parties as follows:
     Energy                   400,000 Shares
     Fetherston               331,000 Shares
     Davis                    223,472 Shares
     Valenti                  11,410 Shares
     Fahey                    11,428 Shares
     Bambrough                11,428 Shares
     Kitchen                  5,713 Shares
     Willis                   1,524 Shares
     Coler                    4,025 Shares
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     The Parties wish to provide for further governance of the Company and their mutual rights and obligations as stockholders of the Company;

     NOW THEREFORE, in consideration of the premises and mutual promises herein made, the Parties agree as follows:

     1.   Restriction on Transfer of Shares.

     (a) No Party shall at any time, directly or indirectly, make or suffer to be made any sale, bequest, pledge, encumbrance, distribution, hypothecation, gift, transfer, assignment or other disposition of the Shares owned by him, or agree to do the same, or grant any option, warrant, right or other convertible security calling for the performance of any such act (collectively, a "Transfer") except: (i) to the Company, (ii) to the estate of the deceased Party, to a member of a Party's immediate family or to a trust for the benefit of a member of a Party's immediate family or to an affiliate (as defined in the rules and regulations of the Securities Exchange Commission) of the Party (provided such transferee agrees to in writing to be bound by the terms of this Agreement), (iii) as hereinafter expressly permitted by this Agreement, and (iv) pursuant to the several option agreements between Davis, on the one hand, and the individual members of Management, on the other hand. The Company shall not recognize and shall not transfer on its books any Shares, or issue any certificates on account or in lieu thereof, with respect to any Transfer not permitted by this Agreement, and any such Transfer shall be void.

     (b) Each Party represents that he/it is acquiring the Shares of his/its own account for investment purposes and not with a view to any offering or distribution and that he/it will not sell or otherwise dispose of the Shares in violation of applicable securities laws.

     2.   Governance.

     (a) Notwithstanding the provisions of Delaware law, the Company's Certificate of Incorporation and By-Laws concerning voting by the stockholders of the Company, the Board of Directors of the Company shall consist of five members, two of whom shall be designated by Energy, and three of whom shall be designated by Fetherston and Davis. The initial Directors shall be Fetherston, Davis, Edmund R. Manwell, Philip E. Rollhaus, and George D. Ebersole. Each of the Parties agrees to vote his or its shares for the election to the Board of Directors of the individuals designated as provided above.

     (b) Notwithstanding the provisions of Delaware law, the Certificate of Incorporation and By-Laws, the Parties agree that Company shall not take the following action without the prior written consent of Energy until after December 31, 1996, at which time this subparagraph (b) shall be of no further force or effect:
          (i)  amend the Certificate of Incorporation of the Company;
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     (ii)      amend the By-Laws of the Company;

     (iii)     merge or consolidate the Company;

     (iv) sell, lease, exchange, transfer or otherwise dispose of all or a substantial part of the assets of the Company;

     (v) purchase, lease, exchange or otherwise acquire of assets, in a single transaction or a series of related transactions, of more than $500,000, individually or in the aggregate;

     (vi) increase or reduce the Company's authorized capital; create of a new class of capital stock; or issue or sell of additional securities, including capital stock, warrants, options, securities convertible into any of the foregoing or rights to acquire any of the foregoing, except as set forth in
Section 4 hereof;

     (vii) dissolve or liquidate the Company, including commencing an action or proceeding under any bankruptcy laws, seeking the appointment of a receiver or custodian, or making a general assignment for the benefit of the Company's creditors;

     (viii)    enter into an unrelated field of business;

     (ix) increase, in a single transaction or a series of related transactions, of the Company's debt or other financial obligations to third par-ties of more than $1,000,000, individually or in the aggregate;

     (x) modify the compensation arrangements between the Company and Fetherston, Davis or Management, whether in base salary, bonus or otherwise; and

     (xi) modify the Company's bonus arrangements for all other employees.

     3.   Business Plan and Operations.

     (a) The Parties agree that the Company's business shall be conducted by reference to an annual Business Plan adopted by the Board of Directors, with the objective of making an initial public offering of shares of the Company or the Company and Energy as set forth in Section 5.

     (b) The Parties shall cause the Company to provide Energy monthly and quarterly financial statements including a balance sheet, operating statement and cash flow statement, to be provided within twenty (20) days of the end of the particular period, and such other records and information which Energy may reasonably request.
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     (c)  The Parties shall cause the Company to have regularly scheduled, monthly management program review meetings at both the Hollister and San Carlos facilities. The Parties shall cause the Company to give Energy at least two weeks advance notice of the time and location for each meeting. Energy may designate representatives to attend all these meetings. The Company shall deliver to Energy all documentary information presented at those meetings whether or not an Energy representative attends. The Company shall advise Energy as soon as practicable of any events that would have a material impact on the Company including but not limited to events that would have a material effect on orders or shipments.

     4.   Grant of Warrant and Options.

     (a) The Parties shall cause the Company to grant a warrant to Charterhouse Equity Partners, L.P. substantially in the form attached hereto as Exhibit A.

     (b) The Parties shall cause the Company to create an employee stock option plan for no less than 20,000 of the authorized but unissued Shares; provided however, in the discretion of the Board of Directors, this plan may be increased to an aggregate of 2% of the shares of the Company as it is constituted immediately prior to the public offering contemplated by Section 5(a) hereof. The Parties agree to vote their Shares to approve such a plan; provided further, in the discretion of the Board of Directors, options for up to 50% of the shares included in the plan may be granted to Management in such proportion as the Board shall determine.

     5.   Public Offering; Sale of Business.

     (a) On or before January 6, 1996, the Parties plan to engage, or cause the Company to engage, an investment banking firm which will underwrite an initial public offering of all or some of the shares of the Company as soon thereafter as practicable ("Engagement"). The Engagement shall be on such terms and conditions as are mutually acceptable to Fetherston, Davis and Energy, and the Parties shall immediately undertake, and shall cause the Company to undertake, such business, accounting, financial and legal matters necessary to prepare for the Engagement. The Parties will cooperate with each other to explore the possibility of combining the businesses of the Company and of Energy into a new entity which shall be the subject of the initial public offering referred to in this paragraph.

     (b) In the event the Engagement has not been implemented by January 6, 1996, then the Parties may, but are not obligated to, exercise any of the following alternatives.

     (i) Fetherston, Davis and Energy may determine that the Engagement was not implemented for market condition reasons (whether


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the market for initial public offerings of securities, or the market for the Company's products), and therefore extend implementation of the Engagement to a mutually acceptable date.

     (ii) Either Fetherston, Davis or Energy may present the other Parties with a written demand that within thirty (30) days of receipt of the demand, the Parties will engage, or will cause the Company to engage, an investment banker, broker or agent for the sole purpose of selling the Company.

Notwithstanding any provision of this Section 5, Fetherston, Davis and Energy shall have the right to decline to participate in, or to veto the terms and conditions of, an initial public offering, the extension of the Engagement, or the sale of Shares or of the Company pursuant to this Section 5; provided however, the Party may not refuse to engage an investment banker, broker, or agent for the purpose of selling the Company as provided in paragraph (b)(ii). The Parties agree that in the sale of the Company as provided in this paragraph, Energy or its affiliate may be a bidder.

     (c) The provisions of this Section 5 shall immediately become null and void if either Fetherston or Davis exercises his rights to put his Shares to Energy pursuant to Section 6 hereof.

     6.   Put to Energy.

     (a) Either or both of Fetherston and Davis shall have the right, upon the terms set forth hereinafter, to require Energy to repurchase all, but not less than all, of their respective Shares (including shares held beneficially or of record and including all shares held by trusts for the benefit of Fetherston, Davis and/or their respective spouses, ancestors or lineal descendants but not including the Shares subject to the options referred to in paragraph 1 hereof) (the "Put Shares") at an aggregate total purchase price of $5,544,250 and $3,249,500, respectively, payable, except as set forth hereinafter, in cash in immediately available funds within 45 days after exercise. This right of Fetherston and Davis is sometimes herein referred to as a "Put Option."

     (b) At 5:00 p.m., C.S.T., January 6, 1996, the Put Option shall expire with respect to all Shares and shall thereafter have no force or effect.

     (c) A Put Option shall be exercised by delivery of a notice of exercise in accordance with Section 10(g) of that Agreement executed by the Parties hereto, inter alia, bearing the date hereof.

     (d) At the Closing, which shall be held in San Francisco, California, the person exercising the Put Option ("Seller") shall deliver to Energy the Put Shares being sold, together with such assignments and stock powers as Energy may reasonably request, and an agreement providing representations and warranties and several indemnification, substantially comparable to the representations and warranties and indemnification provisions of that Agreement between the Parties hereto inter alia bearing the date hereof, modified to reflect events which have occurred from the date hereof. Energy shall deliver to Seller the consideration provided for herein.

     (e) If the Put Option is exercised as to Fetherston's Put Shares or Davis' Put Shares before December 31, 1995, Energy may, but shall not be required to, pay the purchase price of such Put Shares fifty percent (50%) in cash and fifty percent (50%) in shares of Quixote Corporation common stock valued at the mean of the high and low sales price of a shares of Quixote common stock in the over-the-counter market or the closing price on the principal stock exchange where Quixote's stock prices are officially quoted on the thirtieth day following exercise of the Put Option or if not traded on that date, then on the last preceding day traded. Energy shall, at its sole expense, do all things necessary or reasonably advisable to enable the Seller lawfully and freely to sell all such Quixote stock so received immediately in any available market in the United States.

     7.   Push/Pull Option.

          At any time after January 6, 1996, when Fetherston or Davis still own Shares of the Company, Fetherston, Davis and Energy shall have the following rights with respect to the Shares.

     (a) Any of Fetherston, Davis or Energy desiring to purchase or sell Shares (hereinafter "Offeror") shall prepare a written offer (hereinafter "Offer") to purchase all of the Shares of any of the other Parties of Fetherston, Davis or Energy (hereinafter "Offeree"). Said Offer shall also be deemed an offer by the Offeror to sell all of its Shares to the Offeree upon the same terms and condi-tions. The Offer shall state the total price which the Offeror is willing to pay to purchase the Shares of the Offeree and said Offer shall also be deemed an Offer by the Offeror to sell to the Offeree all of its Shares upon the same terms and conditions as the Offer to purchase; provided, however, the Offer to Sell shall be deemed to be at a price per Share based on the Company value implicit in the Offer to purchase.

     (b) The Offeree shall have a period of sixty (60) days after receipt of written notice of the Offer in which to indicate in writing to the Offeror whether the Offeree elects to sell Shares or whether the Offeree elects to purchase the Shares of the Offeror. Failure to respond in writing to the Offer within sixty (60) days shall be deemed an election to sell by the Offeree.

     (c) When the determination can be made which Party shall purchase and which Party shall sell, the purchasing Party shall thereafter have sixty (60) days in which to consummate purchase of the Shares of the selling Party in accordance with the terms of the Offer.

     (d) Should an Offeree fail or refuse to fulfill obligations to buy the Shares of the Offeror, the Offeror shall be entitled to purchase the Offeree's Shares on the same terms and conditions within thirty (30) days of the Offeree's scheduled closing.

     (e) Notwithstanding any other provision hereof, (i) any purchase or sale of Davis Shares shall exclude the Shares subject to the options referred to in paragraph 1 hereof, and (ii) in the event of a sale by Fetherston and Davis hereunder or a purchase by either Fetherston or Davis hereunder, the individual members of Management shall each have the right to include their respective Shares in the sale in accordance with the terms of the Offer; such right shall be exercised by notice to the purchasing Party not more than 20 days after the determination referred to in paragraph (c) hereof.

     8.   Indemnification of Energy.

          Fetherston, Davis and Management have certain obligations to indemnify Energy pursuant to Section 8 of that Agreement bearing this date which resulted in the merger described in the Preamble, and such obligations are several but not joint obligations among the Parties. The Parties agree that each Party shall pay to Energy the following percentage of the total indemnification obligations arising from Section 8 of said Agreement:

          Fetherston               55.1666%
          Davis                    32.3333%
          Valenti                  3.5237%
          Fahey                    2.9922%
          Bambrough                2.9922%
          Kitchen                  1.4955%
          Willis                   0.3992%
          Coler                    1.0973%
                                   100%
     The total indemnification obligations to Energy shall not exceed
$6,700,000.

     9.   Cancellation of Agreements.

          The Parties hereby agree that a certain Stockholders Agreement dated January 4, 1993, a certain Limited Liability Company Agreement dated January 4, 1993 and a certain Members Agreement dated January 4, 1993 between the Company and certain of the Parties, inter alia, are hereby terminated and cancelled as of this date.

     10.  Miscellaneous.

     (a) Each Party agrees that the certificates representing shares held by him or it may have stamped or printed thereon the following legends referring to the terms and restrictions contained in this Agreement and those restrictions required by the Federal and State securities laws.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND OTHER PROVISIONS SET FORTH IN A SURVIVING STOCKHOLDERS AGREEMENT ENTERED INTO ON APRIL 12, 1995, BY AND AMONG QUANTIC INDUSTRIES, INC., JAMES S. FETHERSTON, CHARLES G. DAVIS, JR., ROBERT M. VALENTI, WILLIAM DAVID FAHEY, CRAIG BAMBROUGH, MYLES H. KITCHEN, KENNETH E. WILLIS, ROBERT P. COLER, AND ENERGY ABSORPTION SYSTEMS, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF QUANTIC INDUSTRIES, INC., 990 COMMERCIAL STREET, SAN CARLOS, CALIFORNIA 94070.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


     (b) The term "Shares" as used herein shall include all additional securities issued with respect thereto pursuant to any stock dividends, stock-split, recapitalization, reorganization, merger or consolidation or any other shares acquired by the Parties whether pursuant to the exercise of stock options or warrants or from third-party purchase.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and/or permitted assigns.

     (d) This Agreement may be executed in several counterparts, each of which shall be deemed an original.

     (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

     (f) None of the terms and conditions of this Agreement may be changed, modified, waived or cancelled except by a writing signed by all the Parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions, or of any preceding or succeeding breach thereof, unless expressly so stated.

     (g) This Agreement shall terminate upon the earlier of (i) the effective date of the registration statement for the first underwritten public offering of the Company's Shares or (ii) fifteen (15) years from the date hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

QUANTIC INDUSTRIES, INC.           /s/James S. Fetherston
                                   -----------------------------------
                                   JAMES S. FETHERSTON

By:  /s/James S. Fetherston
     -------------------------------


     /s/Charles G. Davis, Jr.
     ------------------------------------
     CHARLES G. DAVIS, JR., individually and as Trustee of
     Charles G. Davis, Jr. 1990


                                        Trust Agreement Dated 1/27/90
                                        ENERGY ABSORPTION SYSTEMS, INC.


By: /s/George D. Ebersole                    /s/Robert M. Valenti
    --------------------------------------   ----------------------------------
    GEORGE D. EBERSOLE                       ROBERT M. VALENTI

Its: President                               /s/William David Fahey
     --------------------------------------- ----------------------------------
                                             WILLIAM DAVID FAHEY


/s/Kenneth E. Willis                         /s/Craig Bambrough
- -------------------------------------------  ----------------------------------
KENNETH E. WILLIS                            CRAIG BAMBROUGH


/s/Myles H. Kitchen                          /s/Robert P. Coler
- -------------------------------------------  ----------------------------------
MYLES H. KITCHEN                             ROBERT P. COLER